Exhibit 99.2

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of May 21, 2009 and entered into by and among HEXCEL CORPORATION, a Delaware corporation (“Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a “Subsidiary Grantor” and collectively “Subsidiary Grantors”), and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 21 hereof (each of Company, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent for and representative of (in such capacity herein called “Secured Party”) the Beneficiaries (as hereinafter defined).

PRELIMINARY STATEMENTS

A.                                   Pursuant to the Credit Agreement dated as of May 21, 2009 (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; all capitalized terms used herein (including the preamble and preliminary statements hereto) and not otherwise defined in Section 31 or elsewhere herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC), by and among Company, the financial institutions from time to time party thereto as Lenders, Banc of America Securities LLC, as syndication agent for Lenders, as a joint book manager and as a joint lead arranger, Deutsche Bank Securities Inc., as a joint book manager and as a joint lead arranger, HSBC Bank USA, National Association, as a documentation agent, RBS Citizens, N.A., as a documentation agent, Toronto Dominion (New York) LLC, as a documentation agent, and Deutsche Bank Trust Company Americas, as administrative agent for Lenders (in such capacity, “Administrative Agent”), Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

B.                                     Company or a Subsidiary of Company may from time to time enter, or may from time to time have entered, into one or more Lender Swap Agreements with one or more Swap Counterparties in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company or such Subsidiary of Company under the Lender Swap Agreements, including, without limitation, the obligation of Company or such Subsidiary of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

C.                                     Subsidiary Grantors have executed and delivered the Subsidiary Guaranty, in favor of Secured Party for the benefit of Lenders and any Swap Counterparties, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement and all obligations of Company and the applicable Subsidiaries of Company under the Lender Swap Agreements.

D.                                    It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements set forth herein and in the Credit Agreement and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Swap Counterparties to enter into the Lender Swap Agreements, each Grantor hereby agrees with Secured Party as follows:

SECTION 1.                                      Grant of Security.

Each Grantor hereby grants to Secured Party a continuing security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all of personal property of such Grantor, in each case whether now owned or hereafter acquired or arising and wherever located, including the following (all of which being hereinafter collectively referred to as the “Collateral”):

(a)                                  all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d)                                 all Documents;

(e)                                  all General Intangibles, including all Intellectual Property Collateral, Payment Intangibles and Software;

(f)                                    all Goods, including Inventory, Equipment and Fixtures;

(g)                                 all Instruments;

(h)                                 all Investment Property;

(i)                                     all Letter-of-Credit Rights and other Supporting Obligations;

(j)                                     all Records;

(k)                                  all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto; and

(l)                                     all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC).

Notwithstanding the foregoing, the Collateral shall not include and no Grantor shall be deemed to have granted a security interest in: (i) any Equity Interest in a Foreign Subsidiary that is not a first-tier Material Foreign Subsidiary, (ii) more than 65% of  the Capital Stock of any Domestic Foreign Holding Company or first-tier Foreign Corporation, (iii) any applications for trademarks or service marks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to and accepted by the United States Patent and Trademark Office pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d), at which point such trademark or service mark application shall be considered automatically included in the Collateral (and in the Intellectual Property Collateral), or (iv) any of such Grantor’s rights or interests in or under, any Restricted Patent or any lease, license, contract, permit, Instrument, Security, agreement or franchise to which such Grantor is a party or any of its rights or interests thereunder if and for so long as, and to the extent that, the grant of such security interest would constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, such lease, license, contract, permit, Instrument, Security, agreement or franchise (including, without limitation, relating to any of the Restricted Patents) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or under any other applicable law (including the Bankruptcy Code) or principles of equity); provided however, that, with respect to the foregoing clause (iv), the security interest shall attach immediately (and such Restricted Patent shall constitute Collateral and Intellectual Property Collateral hereunder) at such time as the condition causing such abandonment, invalidation, or unenforceability shall be remedied or shall cease to exist and, to the extent severable, shall attach immediately to any portion of any such lease, license, contract, permit, Instrument, Security, agreement or franchise that does not result in any of the consequences set forth in subsection (A) or (B) above.

SECTION 2.                                      Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor.  “Secured Obligations” means:

(a)                                  with respect to Company, all obligations of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Swap Agreement; and

(b)                                 with respect to each Subsidiary Grantor and Additional Grantor, all obligations of every nature of such Subsidiary Grantor now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, payments for early termination of

Lender Swap Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Swap Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Company or any other Grantor, would have accrued on any such obligations, whether or not a claim is allowed against Company or such Grantor for such amounts in the related bankruptcy proceeding).

SECTION 3.                                      Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts, licenses and agreements included in the Collateral, and (b) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of or arising out of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.                                      Representations and Warranties.

Each Grantor represents and warrants as follows:

(a)                                  Ownership of Collateral.  Except as expressly permitted by the Credit Agreement, such Grantor owns its interests in the Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including any IP Filing Office.

(b)                                 Perfection.  The security interests in the Collateral granted to Secured Party for the ratable benefit of Lenders and Swap Counterparties hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations.  Upon (i) the filing of UCC financing statements naming each Grantor as “debtor”, naming Secured Party as “secured party” and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 2 annexed hereto, (ii) in the case of the Securities Collateral consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Secured Party (and in the case of Securities Collateral issued by a foreign issuer, any actions required under foreign law to perfect a security interest in such Securities Collateral), in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable IP Filing Office (and the taking of any actions required to perfect or make effective the security interest of the Secured Party in Intellectual Property Collateral created under the laws of jurisdictions outside the United States and the making of subsequent recordations in the

IP Filing Offices with respect to Intellectual Property Collateral acquired after the date hereof and with respect to the Restricted Patents, if and when such Patents are no longer Restricted Patents), (iv) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, and (v), in the case of any Deposit Account and any Investment Property constituting a Security Entitlement, Securities Account, Commodity Contract or Commodity Account, the execution and delivery to Secured Party of an agreement providing for control by Secured Party thereof, the security interests in the Collateral (other than Collateral subject to the Mortgages or receivables subject to the Federal Assignment of Claims Act) granted to Secured Party for the ratable benefit of Lenders and Swap Counterparties will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances and Liens permitted by subsection 7.2A of the Credit Agreement), and, subject to the filings and other actions set forth in subsection (iii) above, all filings and other actions necessary to perfect such security interests have been duly made or taken.

(c)                                  Office Locations; Type and Jurisdiction of Organization; Locations of Equipment and Inventory.  Such Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto.  All of the Equipment and Inventory of such Grantor located in the United States is located at the places set forth on Schedule 4 annexed hereto, except for (x) Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or (iii) to customers of a Grantor or (y) Equipment and Inventory located elsewhere which has an aggregate value at any one time not in excess of $2,000,000.

(d)                                 Names.  No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 5 annexed hereto.

(e)                                  Delivery of Certain Collateral.  All certificates or Instruments (excluding checks) evidencing, comprising or representing the Collateral and required to be delivered to the Secured Party pursuant to the terms hereof, the Credit Agreement or any other Collateral Document have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(f)                                    Securities Collateral.  Schedule 6 annexed hereto sets forth all of the Pledged Equity owned by each Grantor, and the percentage ownership in each issuer thereof; and Schedule 7 annexed hereto sets forth all of the Pledged Debt owned by such Grantor.

(g)                                 Intellectual Property Collateral.  A true and complete list of all U.S. Trademark Registrations and applications for any U.S. Trademark owned by such Grantor, in whole or in part, is set forth on Schedule 8 annexed hereto; a true and complete list of all U.S. Patents owned by such Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto; a true and complete list of all U.S. Copyright Registrations and applications for U.S. Copyright Registrations owned by such Grantor, in whole or in part, is set forth on Schedule 10 annexed hereto; and such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable.

(h)                                 Deposit Accounts, Securities Accounts, Commodity Accounts.  Schedule 11 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by each Grantor, and indicates the institution or intermediary at which the account is held and the account number.

(i)                                     Chattel Paper.  Such Grantor has no interest in any item of Chattel Paper having a face value in excess of $500,000, except as set forth in Schedule 12 annexed hereto.

(j)                                     Letter-of-Credit Rights.  Such Grantor has no interest in any Letter-of-Credit Rights having a face value in excess of $1,000,000 in any case, except as set forth on Schedule 13 annexed hereto.

The representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) as of the date hereof and as to each Additional Grantor as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, IP Supplement or notice delivered pursuant to Section 5(d) hereof, such representations and warranties are made as of the date of such supplement or notice.

SECTION 5.                                      Further Assurances.

(a)                                  Generally.  Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Secured Party may reasonably request, in order to perfect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will: (i) upon the occurrence and during the continuation of a Potential Event of Default or an Event of Default, notify Secured Party in writing of receipt by such Grantor of any interest in Chattel Paper having in any individual case a face value in excess of $500,000 and, at the request of Secured Party, mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Secured Party all promissory notes and other Instruments having in any individual case a face value in excess of $500,000 and all original counterparts of Chattel Paper having in any individual case a face value in excess of $500,000, each duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party, (iii) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control of Deposit Accounts and

Securities Accounts of such Grantor (to the extent required to comply with subsection 6.11 of the Credit Agreement), and (C) upon the occurrence and during the continuation of a Potential Event of Default or an Event of Default, deliver such documents, instruments, notices, records and consents, and take such other actions, in each case requested by the Secured Party, necessary to establish that Secured Party has control over electronic Chattel Paper and Letter-of-Credit Rights of such Grantor having in any individual case a face value in excess of $500,000 with respect to Chattel Paper and $1,000,000 with respect to Letter-of-Credit Rights, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, in each case as Secured Party may reasonably request, all in reasonable detail, and (v) at Secured Party’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Secured Party’s security interest in all or any material part of the Collateral.  Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” or “all personal property of the debtor now owned or hereafter acquired” of such Grantor) without the signature of any Grantor.

(b)                                 Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to Secured Party and (ii) it will, within thirty (30) days after the end of each calendar quarter, deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in respect of any additional Equity Interests or Indebtedness constituting Securities Collateral that were acquired during such calendar quarter; provided, that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Securities Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon each such acquisition, the representations and warranties contained in Section 4(f) hereof shall be deemed to have been made by such Grantor as to such Securities Collateral, whether or not such Pledge Supplement is delivered.

(c)                                  Intellectual Property Collateral.  Within thirty (30) days after the end of each calendar quarter, each Grantor shall notify Secured Party in writing of any applications or registrations for Patents, Trademarks or Copyrights filed in or issued by the United States Patent and Trademark Office or the United States Copyright Office, respectively, since the last notification to Secured Party, and each Grantor owning such application or registration of Intellectual Property Collateral shall execute and deliver to Secured Party an IP Supplement with respect thereto for recordation in the applicable IP Filing Office; provided, the failure of any Grantor to execute an IP Supplement for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.  Upon delivery to Secured Party of an IP Supplement, Schedules 8, 9 and 10 annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement.  Upon each such acquisition, the representations and warranties contained in Section 4(g) hereof shall be deemed to have been made by such Grantor as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered, subject to any exceptions made in the related IP Supplement actually delivered.

(d)                                 Commercial Tort Claims.  Grantors have no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto.  In the event that a Grantor shall at any time after the date hereof have any material Commercial Tort Claims, such Grantor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

SECTION 6.                                      Certain Covenants of Grantors.

Each Grantor shall give Secured Party at least 20 days’ prior written notice of (i) any change in such Grantor’s name, type of organization, principal place of business or chief executive office or organizational number and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor.

SECTION 7.                                      Special Covenants With Respect to Equipment and Inventory.

Each Grantor shall:

(a)                                  upon the occurrence and during the continuation of an Event of Default, if any Inventory located in the United States is in possession or control of any of such Grantor’s agents or processors and the aggregate book value of all such Inventory exceeds $1,000,000, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

(b)                                 if any Inventory located in the United States is located on premises leased by such Grantor and the Inventory at such location has an aggregate book value in excess of $1,000,000, use its commercially reasonable efforts to deliver to Secured Party a fully executed landlord waiver or access agreement, in form and substance reasonably satisfactory to Secured Party; and

(c)                                  upon the occurrence and during the continuation of an Event of Default, deliver to Secured Party any negotiable Document issued to such Grantor in respect of Inventory or Equipment located in the United States.

SECTION 8.                                      Special Covenants with respect to Accounts.

(a)                                  Each Grantor shall maintain Records of its Accounts and all documentation relating thereto in accordance with sound business practices.

(b)                                 Each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (A) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 17 hereof, and (B) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9.                                      Special Covenants With Respect to the Securities Collateral.

(a)                                  Form of Securities Collateral.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.  If any Securities Collateral is not a Security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Securities Collateral into a Security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Secured Party as provided in this Section 9(a).

(b)                                 Covenants.  Each Grantor shall (i) upon the occurrence and during the continuance of an Event of Default, promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; (ii) at its expense (A) perform and comply in all material respects with all terms and provisions of any material agreement related to the Securities Collateral required to be performed or complied with by it, (B) maintain all such material agreements in full force and effect and (C) enforce all such material agreements in accordance with their terms except to the extent that the failure to do so could not reasonably be expected to adversely affect Secured Party’s right in or the value of such Securities Collateral taken as a whole; and (iii) promptly execute and deliver to Secured Party an agreement providing for control by Secured Party of all Deposit Accounts and Securities Accounts of such Grantor, in each case to the extent required to comply with subsection 6.11 of the Credit Agreement.

(c)                                  Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the Credit Agreement; and (ii) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral.

Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, (y) except as otherwise specified in the Credit Agreement, all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments, and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which such Grantor would be entitled (including giving or withholding written consents, calling special meetings and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than Unasserted Obligations), the cure of such Event of Default or the waiver thereof as evidenced by a writing executed by Secured Party.

SECTION 10.                               Special Covenants With Respect to the Intellectual Property Collateral.

(a)                                  Each Grantor shall:

(i)                                     take any and all reasonable steps to protect the secrecy of all material trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(ii)                                  use proper statutory notice in connection with its use of any of the material Intellectual Property Collateral to prevent loss of legal protection for such Intellectual Property Collateral; and

(iii)                               use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.

(b)                                 Each Grantor shall have the duty to diligently prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned by such Grantor and set forth on Schedules 8, 9 or 10 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral (except for inventions of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek a Patent on), and (iii) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all other acts which are necessary or desirable in Grantor’s reasonable commercial judgment to preserve and maintain all rights in all Intellectual Property Collateral that is material to such Grantor’s business.  Any expenses incurred in connection therewith shall be borne solely by Grantors.  Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral that is material to such Grantor’s business.

(c)                                  Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other violation, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral.  Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, local or foreign court) regarding such Grantor’s ownership, right to use, or interest in any material Intellectual Property Collateral (other than non-final “office actions” in connection with the prosecution of applications).  Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

(d)                                 In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby grants to Secured Party the nonexclusive right and license to use all Intellectual Property Collateral owned or, to the extent that Grantor is lawfully able to grant such license, used by such Grantor, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral, such license, with respect to the Trademarks, being subject to the user’s agreement to maintain standards of quality in connection with the goods and services sold under such Trademarks sufficient to maintain the validity of such Trademarks.  This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

SECTION 11.               Collateral Account.

(a)                                  Secured Party is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of Secured Party, a restricted Deposit Account designated as “Hexcel Corporation Collateral Account”.  All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Beneficiaries, as collateral security for the Secured Obligations upon the terms and conditions set forth herein.  Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Credit Agreement, otherwise receive any funds deposited into the Collateral Account.  Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or Government Authority, as may now or hereafter be in effect.  All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party.  Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit.  Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Credit Agreement.  To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms.  Subject to Secured Party’s rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.

(b)                                 In the event that Company is required to cash collateralize any Letter of Credit or Letters of Credit pursuant to the Credit Agreement, other than pursuant to Section 8 of the Credit Agreement, in which case the provisions of Section 15(c) of this Agreement shall apply, subject to the provisions of the Credit Agreement, such cash collateral shall be retained by Secured Party until such time as such Letter of Credit or Letters of Credit shall have expired or been surrendered and any drawings under such Letter of Credit or Letters of Credit paid in full, whether by reason of application of funds in the Collateral Account or otherwise.  Secured Party is authorized to apply any amount in the Collateral Account to pay any drawing on a Letter of Credit.  Subject to the provisions of Section 15(c) of this Agreement and the Credit Agreement, if any such cash collateral is no longer required to be retained in the Collateral Account, it shall be paid by Secured Party to Company or at Company’s direction.

SECTION 12.                                             Secured Party Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact (such appointment being coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party’s reasonable discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)                                  upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;

(b)                                 upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d)                                 upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

(e)                                  to pay or discharge Taxes or Liens (other than Taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement, including, in each case, pursuant to subsection 6.3A of the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

(f)                                    upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)                                 upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 13.                                             Secured Party May Perform.

If any Grantor fails to perform any agreement contained herein and such failure is not remedied to the satisfaction of Secured Party within 15 days after being notified thereof,

Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 18(b).

SECTION 14.                                             Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 15.                                             Remedies.

(a)                                  Generally.  If any Event of Default shall have occurred and be continuing, Secured Party may, subject to Section 20 hereof, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) to the extent permitted by applicable law, enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) to the extent permitted by applicable law, take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Securities Collateral.  Secured Party or any Lender or Swap Counterparty may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Swap Counterparties (but not any Lender or Swap Counterparty in its individual capacity unless Requisite Obligees shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 15 shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that (i) no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities, or (ii) that the Secured Obligations (other than Unasserted Obligations) have been paid in full.

(b)                                 Securities Collateral.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that Secured Party shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Securities Collateral during the continuance of an Event of Default, upon written request, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the amount of Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(c)                                  Collateral Account.  If an Event of Default has occurred and is continuing, any amounts on deposit in the Collateral Account, except for funds then on deposit or thereafter deposited in the Collateral Account for the purposes described in the next sentence, shall be held by Secured Party and applied as Obligations become due or, if applicable, pursuant to subsection 2.4D of the Credit Agreement.  If, in accordance with Section 8 of the Credit Agreement, Company is required to pay to Secured Party an amount (the “Aggregate Available Amount”) equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Company shall deliver funds in such an amount for deposit in the Collateral Account.  With respect to any such funds on deposit in the Collateral Account, (i) upon any drawing under any outstanding Letter of Credit, Secured Party shall apply any amount in the Collateral Account to reimburse the Issuing Lender for the amount of such drawing and (ii) in the event of cancellation or expiration of any Letter of Credit, or in the event of any reduction in the maximum available amount under any Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in excess of the Aggregate Available Amount (calculated giving effect to such cancellation, expiration or reduction) as provided in Section 17.

SECTION 16.                                             Additional Remedies for Intellectual Property Collateral.

(a)                                  Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in subsections 10.2 and 10.3 of the Credit Agreement and Section 18 hereof, as applicable, in connection with the exercise of its rights under this Section 16, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section 16, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in commencing or maintaining any action, suit or proceeding or other action against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; and (iii) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, such persons to be available to perform their prior functions on Secured Party’s behalf and to be compensated by Secured Party at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

(b)                                 If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party’s security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect.

SECTION 17.                                             Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

SECTION 18.                                             Indemnity and Expenses.

(a)                                  Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Swap Counterparty from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from Secured Party’s or such Lender’s or Swap Counterparty’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, in accordance with subsection 10.3 of the Credit Agreement, the terms of which are incorporated herein, mutatis mutandis.

(b)                                 Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses in accordance with subsection 10.2 of the Credit Agreement.

(c)                                  The obligations of Grantors in this Section 18 shall (i) survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Lender Swap Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 19.                                             Continuing Security Interest; Transfer of Loans; Termination and Release.

(a)                                  Subject to the provisions of subsection 10.1 of the Credit Agreement, (i) any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (ii) any Swap Counterparty may assign or otherwise transfer any Lender Swap Agreement to which it is a party to any other Person in accordance with the terms of such Lender Swap Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Swap Counterparties herein or otherwise.

(b)                                 Upon the latest of (i) payment in full in cash of the Secured Obligations (other than in respect of any and all Unasserted Obligations) then owing to the Secured Party or any other Person (including, without limitation, any Lender or Swap Counterparty), (ii) the Revolving Loan Commitment Termination Date, to the extent that there exists Revolving Loan Exposure, (iii) the Tranche B Term Loan Maturity Date, to the extent that there exists Term Loan Exposure, (iv) the termination or expiration of all Letters of Credit, and (v) the cancellation or termination of all Commitments, this Agreement and the pledge and security interest granted hereby shall immediately and automatically terminate and all rights to the Collateral shall revert to the applicable Grantor, in each case without any further action by the Secured Party or any other Person (including, without limitation, any Lender or Swap Counterparty).

(c)                                  While the Credit Agreement is in effect, upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the pledge and security interest granted hereby in such Collateral shall immediately and automatically terminate, and all rights to such Collateral shall revert to the applicable Grantor, in each case without any further action by the Secured Party or any other Person (including, without limitation, any Lender or Swap Counterparty).

(d)                                 While the Credit Agreement is in effect, if (A) all or a majority of the stock of a Grantor or any of its successors in interest under this Agreement shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms of the Loan Documents, or (B) a Grantor shall liquidate or dissolve in accordance with the terms of the Loan Documents, then, in each case, the obligations of such Grantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by the Secured Party or any other Person (including any Lender or Swap Counterparty) effective as of the time of such sale, merger, liquidation or dissolution.

(e)                                  Upon any termination of this Agreement or the security interest with respect to any Collateral hereunder or any discharge and release of a Grantor’s obligations hereunder, in each case as described in subsections (b), (c) and (d) of this Section 19, the Secured Party will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, discharge or release.

SECTION 20.                                             Secured Party as Agent.

(a)                                  Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Swap Counterparties.  Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 15 hereof in accordance with the instructions of Requisite Obligees.  In furtherance of the foregoing provisions of this Section 20(a), each Swap Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Swap Counterparty that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Swap Counterparties in accordance with the terms of this Section 20(a).

(b)                                 Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

(c)                                  Secured Party shall not be deemed to have any duty whatsoever with respect to any Swap Counterparty until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Swap Counterparty as to the existence and terms of the applicable Lender Swap Agreement.

SECTION 21.                                             Additional Grantors.

The initial Grantors hereunder shall be Company and such of the Subsidiaries of Company as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, additional Subsidiaries of Company may become Additional Grantors, by executing a Counterpart.  Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 22.                                             Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 21 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 23.                                             Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or, in the case of Secured Party, as set forth under Secured Party’s name on the signature page hereof, and, in the case of each Grantor, as set forth under such Grantor’s name on the signature page hereof or on Schedule A hereto, as applicable, or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 24.                                             Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 25.                                             Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 26.                                             Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 27.                                             Governing Law; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, IN WHICH CASE THE LAWS OF SUCH JURISDICTION SHALL GOVERN WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST IN, OR THE REMEDIES WITH RESPECT TO, SUCH PARTICULAR COLLATERAL.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 28.                                             Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR OR SECURED PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT (OR ACCEPTING THE BENEFITS HEREOF), EACH GRANTOR AND SECURED PARTY, EACH FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 23 HEREOF; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT ANY GRANTOR OR SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR OR SECURED PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 28 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 29.                                             Waiver of Jury Trial.

EACH GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH GRANTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GRANTORS AND SECURED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GRANTORS AND SECURED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH GRANTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 29 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 30.                                             Counterparts.

This Agreement and any amendments, waivers, consent or supplements hereto or in connection herewith may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered, including by facsimile, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 31.                                             Definitions.

(a)                                  Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b)                                 In addition, the following terms used in this Agreement shall have the following meanings:

“Additional Grantor” means a Subsidiary of Company that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

“Aggregate Available Amount” has the meaning set forth in Section 15(c) hereof.

“Beneficiary” means Administrative Agent, each Lender and each Swap Counterparty.

“Collateral” has the meaning set forth in Section 1 hereof.

“Collateral Account” means the “Hexcel Corporation Collateral Account” established pursuant to Section 11.

“Copyright Registrations” means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be issued to or applied for thereon by any Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the United States registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Copyright Rights” means all common law and other rights of any Grantor in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue for past, present and future infringements of the Copyrights and any such rights.

“Copyrights” means copyrights of any Grantor in various published and unpublished works of authorship including, without limitation and, to the extent copyrightable, computer programs, computer data bases, other computer software layouts, drawings, designs, writings, and formulas (including, without limitation, the United States registered works and applications for registration set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Counterpart” means a counterpart to this Agreement substantially in the form of Exhibit VI hereto entered into by a Subsidiary of Company pursuant to Section 21 hereof.

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Domestic Foreign Holding Company” has the meaning set forth in the Credit Agreement.

“Equity Interests” means all shares of stock, partnership interests, interests in Joint Ventures, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.

“Event of Default” means any Event of Default as defined in the Credit Agreement or, after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Swap Agreement.

“Foreign Corporation” has the meaning set forth in the Credit Agreement.

“Foreign Subsidiary” has the meaning set forth in the Credit Agreement.

“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

“Intellectual Property Collateral” means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

(a)                                  Copyrights, Copyright Registrations and Copyright Rights, and all renewals and extensions thereof, throughout the world;

(b)                                 Patents;

(c)                                  Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor’s business connected with and symbolized by the Trademarks;

(d)                                 all trade secrets, trade secret rights, including, but not limited to, trade secrets in know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information; and

(e)                                  all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

“IP Supplement” means an IP Supplement, substantially in the form of Exhibit V annexed hereto.

“Lender Swap Agreement” means an Interest Rate Agreement, Currency Agreement or other swap agreement between Company or a Subsidiary of Company and a Swap Counterparty.

“Patents” means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by a Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the United States patents and United States patent applications set forth on Schedule 9 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

“Pledged Debt” means the Indebtedness from time to time owed to a Grantor, including the Indebtedness set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor; provided that Indebtedness owing to a Grantor by a Person that is not a Grantor and which has a stated principal amount of less than $1,000,000 shall not constitute Pledged Debt hereunder.

“Pledged Equity” means all Equity Interests issued by Material Subsidiaries of Company now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor; provided that Equity Interests described in clauses (i) and (ii) of the final paragraph of Section 1 hereof shall not constitute Pledged Equity.

“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

“Requisite Obligees” means either (i) Requisite Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents (other than Unasserted Obligations), the cancellation or expiration of all Letters of Credit and the termination of the Commitments, the holders of a majority of the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under Lender Swap Agreements (including Lender Swap Agreements that have been terminated).

“Restricted Patents” means the Patents set forth on Schedule 14 annexed hereto.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“Securities Collateral” means, with respect to any Grantor, the Pledged Equity and the Pledged Debt in which such Grantor has an interest.

“Security” has the meaning set forth in the UCC.

“Swap Counterparty” means a Person that enters into a swap agreement with Company or a Subsidiary and is a Lender or an Affiliate of a Lender at the time such agreement is entered into.

“Trademark Registrations” means all registrations for Trademarks that have been or may hereafter be issued or applied for by any Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the United States registrations and United States applications set forth on Schedule 8 annexed hereto).

“Trademark Rights” means all common law and other rights of any Grantor (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by a Grantor, or hereafter adopted and used, in its business (including, without limitation, the United States trademarks specifically set forth on Schedule 8 annexed hereto).

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as in effect from time to time, in the State of New York.

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IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HEXCEL CORPORATION

By:	/s/ Wayne C. Pensky
Name: Wayne C. Pensky
Title: Senior Vice President and Chief Financial Officer

Notice Address:

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901

HEXCEL REINFORCEMENTS HOLDING CORP.

By:	/s/ Wayne C. Pensky
Name: Wayne C. Pensky
Title: President and Treasurer

HEXCEL REINFORCEMENTS CORP.

By:	/s/ Wayne C. Pensky
Name: Wayne C. Pensky
Title: President

Notice Address:

c/o Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901

VI-1

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Administrative Agent and as Secured Party

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

Notice Address:

60 Wall Street
MS NYC60-4305
New York, NY 10005-2858
Attn: Omayra Laucella
Fax: (212) 797-5690

VI-2